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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 24, 1998



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                         1-13925                      38-3389456
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



                       755 West Big Beaver Road, Suite 800
                              Troy, Michigan 48084
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (248) 362-8800



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ITEM 5.  OTHER EVENTS

         On June 24, 1998, Championship Auto Racing Teams, Inc., a Delaware corporation (the "Company") entered into a Marketing Representation Agreement with ISL Marketing AG ("ISL"). Pursuant to the Marketing Representation Agreement, the Company has appointed ISL as its exclusive representative for the solicitation and renewal of sponsorship agreements relating to the CART-sanctioned open-wheel racing series, including the CART Fed Ex Championship, the PPG-Dayton Indy Lights Championship (the "Indy Lights Series") and the KOOL Toyota Atlantics Championship (the "Atlantics Series"). Pursuant to the terms of the Marketing Representation Agreement, ISL has guaranteed that it will generate minimum sums of sponsorship, as specifically set forth in the Marketing Representation Agreement, in cash and value in kind from sponsorship agreements relating to the CART Fed Ex Championship, the Indy Lights Series and the Atlantics Series. Failure to generate the specified minimum sponsorship funds requires that ISL pay the Company the difference between the amount actually generated and the specified sponsorship guarantee within thirty (30) days of the end of the calendar year to which the relevant portion of such minimum guarantee applies.

         The Marketing Representation Agreement and the minimum guarantee pursuant thereto begins calendar year 1999. Under the terms of the Agreement, ISL will be required to generate an aggregate minimum of $18.9 million in sponsorship funds during 1999, which represents an increase of 16.5% over the existing sponsorship agreements with the CART Fed Ex Championship Series, and an aggregate minimum of $20.5 million in sponsorship funds during 2000. The minimum guarantee escalates by 5-7 1/2 % per year per series over the level of the preceding year's minimum guarantee for the duration of the Agreement. Pursuant to the terms of the Agreement, ISL will be required to generate sponsorship funds for the Company aggregating a minimum of $215-235 million during the nine
(9) year term, unless earlier terminated and provided there is no negotiated reduction to the minimum sponsorship guarantee, as discussed below.

         The term of the Marketing Representation Agreement is through December 31, 2007, unless earlier terminated as provided in the Agreement. The Agreement provides ISL with the right to negotiate a commercially reasonable reduction in the overall minimum guarantee relating to calendar year 2000 and beyond if the Company fails to satisfy certain requirements, as specifically set forth in the Marketing Representation Agreement. Failure of the parties to agree on a reduced minimum guarantee provides ISL with the right to terminate the Agreement.

         Attached hereto as Exhibit 99.1, and incorporated herein by this reference, is the Company's press release which was issued on June 29, 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  10.1 Marketing Representation Agreement between ISL Marketing AG and the Company dated June 24, 1998 (certain portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment).

                  99.1     Press release dated June 29, 1998.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 29, 1998



                            CHAMPIONSHNIP AUTO RACING TEAMS, INC.

                               By: /s/ ANDREW CRAIG
                                   -------------------------------------
                                   Andrew Craig, Chief Executive Officer


                               By: /s/ RANDY K. DZIERZAWSKI
                                   --------------------------------------
                                   Randy K. Dzierzawski, Chief Financial Officer